UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2024

Tracon Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36818	34-2037594
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 La Jolla Village Drive, Suite 800
San Diego, California		92122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 550-0780

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TCON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 20, 2024, the Nasdaq Hearings Panel (the “Panel”) granted the Company’s request for continued listing on The Nasdaq Capital Market (“Nasdaq”), subject to the Company regaining compliance with all applicable continued listing requirements, including Nasdaq’s $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) and the market value of listed securities requirement under Nasdaq Listing Rule 5550(b)(2) (or other applicable financial and liquidity standard), on or before June 3, 2024. The extension is subject to certain specified conditions including effecting a reverse stock split at a ratio of 1-for-5 to 1-for-20 on or before April 22, 2024, which was satisfied on April 9, 2024, and filing a Form S-1 on or before April 15, 2024 to sell equity intended to raise sufficient capital to regain compliance with all continued listing requirements for Nasdaq, as well as the Company’s submission of certain interim updates to the Panel. There can be no assurance that the Company will be able to meet Nasdaq’s conditions, that the Company will be successful in raising capital on a Form S-1 or otherwise, or that the company will ultimately be successful in maintaining the listing of its common stock on Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRACON Pharmaceuticals, Inc.

Date:	April 10, 2024	By:	/s/ Charles P. Theuer, M.D., Ph.D.
Charles P. Theuer, M.D., Ph.D. President and Chief Executive Officer